Exhibit 99.1

GWG HOLDINGS ReportS Third quarter

2017 Financial Results

MINNEAPOLIS, MN – November 9, 2017 – GWG Holdings, Inc. (Nasdaq: GWGH), the parent company of GWG Life and Life Epigenetics, a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services, today announced its financial results for the third quarter ended September 30, 2017.

Highlights for the Three Months Ended September 30, 2017

Financial Information

•	GAAP
o	Total revenue of $14.7 million
o	GAAP net loss of $7.6 million[1], or $1.31 loss per basic and fully diluted share
•	Non-GAAP Financial Measures[2]
o	Adjusted Non-GAAP net income of $5.4 million

Capitalization and Liquidity

•	Increased the number of financial advisors authorized to sell our alternative investment products to nearly 6,000 which represents an all-time high for the Company
•	Raised $65 million from our alternative investment product offerings, the third consecutive quarter above $50 million
•	Expanded our long-term senior credit facility to $300 million creating the capacity to fund premiums on substantially all of the Company’s current portfolio of life insurance for the next 10 years
•	Terminated the DZ Bank senior facility
•	Redeemed Series I Secured Notes and Series A Preferred Stock, representing the Company’s first two full-cycle investment offerings, and eliminating the potential dilutive impact of the preferred stock
•	Reported total liquidity of $136 million[3] and total equity of $132 million[4] at September 30, 2017, both record amounts for the Company

Life Insurance Secondary Market and Portfolio

•	Operationalized elements of our D100 strategy with several life insurance distribution partners, initiating contact with hundreds of life insurance agents representing thousands of potential life insurance policies
•	Increased the number of financial advisors and life insurance agents able to source life insurance policies for GWG Life to over 6,400 which is a record for the Company
•	Purchased $107 million in policy benefits consisting of 65 policies
•	Realized $10 million in policy benefits from eight policies during the quarter, and an additional $15 million in policy benefits from another eight policies since quarter end
•	Reported a total portfolio of $1.62 billion in face value of life insurance policy benefits, covering 760 unique lives; representing net year-over-year growth of $351 million or 28 percent
•	Realized policy benefits in excess of policy premiums paid (on a trailing 12-month basis) for the fourth consecutive quarter
•	Reported year-to-date policy benefits realized of $54.6 million through November 8, 2017 as compared with $43.1 million for the same period in 2016, an increase of 27 percent

1

Life Epigenetics

•	Branded GWG Holdings’ insurtech subsidiary as Life Epigenetics (www.lifeegx.com)
•	Introduced Life Epigenetics at the insurance industry’s largest insurtech conference, InsureTech Connect 2017
•	Secured two major life insurance companies to test M-Panel technology
•	Established a network of suppliers, test facilities and forged epigenetic research relationships with two major universities
•	Retained insurance technology and testing executive Michael P. Curran as a senior advisor

“This quarter marks significant progress on the two key initiatives I suggested we would be prepared to report on by year end,” said Jon Sabes, Chief Executive Officer. “Our D100 strategy is taking hold and we are operationalizing aspects of an effort that we believe will lead to robust growth of the secondary market, something absent from the market since 2009. While we have additional work to prove out the veracity and velocity of what this effort will yield, we are encouraged by our progress to date and expect to report year-end results that can provide indications as to future growth. As to our Life Epigenetics subsidiary, we are attracting interest from most of the primary insurance and reinsurance carriers we are speaking with. In addition, we have a commitment from one major primary insurance company to run a scaled test of our M-Panel technology. This is ahead of what I would have expected to report this quarter. I am evermore convinced that epigenetics is destined to become a core part of underwriting for the global life insurance industry and we have the leading technology to commercialize that opportunity.”

“We achieved significant milestones this quarter relative to our long-term goal of creating a large, well-capitalized balance sheet.” said William Acheson, Chief Financial Officer. “Chief among them is the amendment to our senior credit facility which creates additional borrowing capacity and, importantly, the capacity to fund premium payments on substantially all of our current portfolio of life insurance for the next decade. This financing better supports our ability to realize the policy benefits from the portfolio of life insurance assets we own. We also retired our Series I Secured Notes and redeemed our Series A Preferred Stock which further improve our balance sheet and reduces the potential dilutive impact of the preferred stock.”

Third Quarter 2017 Financial Summary

Total revenue for the quarter ended September 30, 2017 was $14.7 million, as compared to $13.9 million for the same period in 2016. Unrealized gain was positively affected by $8.0 million as a result of a change in the discount rate which was partially offset by a charge of $5.4 million relating to the update of life expectancy estimates on certain insured lives within our portfolio. Unrealized gain from policy acquisitions during the third quarter was $7.2 million, as compared to $11.7 million for the same period in 2016, reflecting lower acquisition volumes, quarter over quarter. Realized gain from policy benefits for the third quarter was $7.4 million, as compared to $4.2 million for the same period in 2016. The Company recognized $9.7 million of life insurance policy benefits from eight policies during the quarter, as compared to $5.3 million from four policies for the same period in 2016

Total expenses for the third quarter of 2017 were $21.5 million, as compared to $17.3 million for the same period in 2016. As in prior quarters, the year-on-year increase was due to increased interest and financing costs due to higher debt balances outstanding and increased selling, general and administrative costs as a result of continued investment in headcount and infrastructure. Selling, general and administrative costs increased 3.0 percent as compared sequentially to the second quarter of 2017.

(1)	Attributable to common shareholders
(2)	We calculate adjusted non-GAAP net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return, exclusive of future interest costs, without regard to GAAP fair-value measurements. We net this actuarial gain against our adjusted costs during the same period to calculate adjusted non-GAAP net income.
(3)	Includes cash, restricted cash, and policy benefits receivable, if any
(4)	Total stockholder’s equity – see September 30, 2017 unaudited consolidated balance sheet

2

Other Information

Reconciliation of Gain on Life Insurance Policies

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Change in estimated probabilistic cash flows	$12,568,000	$12,955,000	$40,033,000	$34,078,000
Unrealized gain on acquisitions	7,217,000	11,668,000	25,863,000	29,509,000
Premiums and other annual fees	(13,174,000)	(11,784,000)	(36,124,000)	(29,225,000)
Change in discount rate	7,987,000	(378,000)	12,130,000	460,000
Change in life expectancy evaluation	(5,370,000)	(2,285,000)	(13,974,000)	(3,199,000)
Face value of matured policies	9,747,000	5,300,000	39,657,000	34,367,000
Fair value of matured policies	(4,554,000)	(1,966,000)	(22,468,000)	(14,383,000)
Gain on life insurance policies, net	$14,421,000	$13,510,000	$45,117,000	$51,607,000

Life Insurance Portfolio Summary

Total portfolio face value of policy benefits	$1,622,627,000
Average face value per policy	$1,909,000
Average face value per insured life	$2,135,000
Average age of insured (yrs.)*	81.7
Average life expectancy estimate (yrs.)*	6.9
Total number of policies	850
Number of unique lives	760
Demographics	74% Males; 26% Females
Number of smokers	34
Largest policy as % of total portfolio	0.82%
Average policy as % of total portfolio	0.12%
Average annual premium as % of face value	3.51%

(*) Weighted average by face amount of policy benefits

Distribution of Policies and Policy Benefits by Current Age of Insured

					Percentage of Total
Min Age	Max Age	Policies	Policy Benefits	Wtd. Avg. Life Expectancy (yrs.)	Number of Policies	Policy Benefits
95	99	9	$12,642,000	1.2	1.0%	0.8%
90	94	83	$155,515,000	2.8	9.8%	9.5%
85	89	199	$434,311,000	4.7	23.4%	26.8%
80	84	186	$414,508,000	6.6	21.9%	25.5%
75	79	159	$306,210,000	9.2	18.7%	18.9%
70	74	145	$215,788,000	10.6	17.1%	13.3%
60	69	69	$83,653,000	10.2	8.1%	5.2%
Total		850	$1,622,627,000	6.9	100.0%	100.0%

3

Life Insurance Portfolio Activity

Insurance policy purchases for the three months ended:

	Three Months Ended September 30,					Three Months Ended September 30,
	2017					2016
	$	%	#	%	Avg. Face	$	%	#	%	Avg. Face
Broker[5]	104,137,000	97.4	55	84.6	1,893,000	107,467,000	87.5	53	64.6	2,028,000
Direct[6]	2,734,000	2.6	10	15.4	273,000	15,301,000	12.5	29	35.4	528,000
Total	106,871,000	100.0	65	100.0	1,644,000	122,768,000	100.0	82	100.0	1,497,000

Insurance policy purchases for the nine months ended:

	Nine Months Ended September 30,					Nine Months Ended September 30,
	2017					2016
	$	%	#	%	Avg. Face	$	%	#	%	Avg. Face
Broker[5]	256,487,000	85.4	147	78.6	1,745,000	326,932,000	90.4	178	72.7	1,837,000
Direct[6]	43,878,000	14.6	40	21.4	1,097,000	34,856,000	9.6	67	27.3	520,000
Total	300,365,000	100.0	187	100.0	1,606,000	361,788,000	100.0	245	100.0	1,477,000

(5)	Life settlement brokers
(6)	Includes all direct lead sources

Insurance Benefits Realized

Three Months Ended				Nine Months Ended
September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016
$	#	$	#	$	#	$	#
9,747,000	8	5,300,000	4	39,657,000	27	34,367,000	16

Trailing 12-Month Policy Benefits Realized and Premiums Paid

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Realized ($)	12-Month Trailing Premiums Paid ($)	12-Month Trailing Benefits/Premium Coverage Ratio
December 31, 2014	779,099,000	18,050,000	23,265,000	77.6%
March 31, 2015	754,942,000	46,675,000	23,786,000	196.2%
June 30, 2015	806,274,000	47,125,000	24,348,000	193.5%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,240,000	120.4%
March 31, 2017	1,447,558,000	48,189,000	42,753,000	112.7%
June 30, 2017	1,525,363,000	49,295,000	45,414,000	108.5%
September 30, 2017	1,622,627,000	53,742,000	46,559,000	115.4%

4

Conference Call Details

Management will host a webcast and conference call today at 5:00 pm Eastern Time to discuss the Company's financial and operating results. The webcast is available at https://edge.media-server.com/m6/p/5c6ni72i For those not viewing the webcast, the conference call number for U.S. participants is (844) 423-9895 and the conference call number for participants outside the U.S. is (716) 247-5865. The conference ID number for both conference call numbers is 9466169. Webcast participants will have to dial in to the conference call line in order to ask live questions of management at the end of the presentation.

A replay of the webcast will be available at https://edge.media-server.com/m6/p/5c6ni72i

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH), the parent company of GWG Life and Life Epigenetics, is a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services. The Company has developed a new suite of options for the life insurance secondary market called LifeCare Xchange (LCX). This new capability provides seniors with the exchange value of their life insurance policies they can apply to long-term care and other post-retirement needs. Life Epigenetics seeks to further transform the industry by applying proprietary M-Panel epigenetic technology to disrupt traditional life insurance underwriting practices. Since 2006, GWG Life has provided seniors over $457 million in exchange value for their life insurance and, as of September 30, 2017, owned a portfolio of over $1.62 billion in face value of policy benefits.

For more information about GWG Holdings, Inc. email info@gwglife.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "would," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwglife.com

5

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2017 (unaudited)	December 31, 2016
A S S E T S
Cash and cash equivalents	$115,345,481	$78,486,982
Restricted cash	5,819,230	37,826,596
Investment in life insurance policies, at fair value	620,097,938	511,192,354
Secured MCA advances	2,623,657	5,703,147
Life insurance policy benefits receivable	14,597,000	5,345,000
Deferred taxes, net	4,384,546	-
Other assets	3,824,200	4,688,103
TOTAL ASSETS	$766,692,052	$643,242,182

L I A B I L I T I E S & S T O C K H O L D E R S’ E Q U I T Y
LIABILITIES
Senior Credit Facilities	$201,978,580	$156,064,818
Series I Secured Notes	-	16,404,836
L Bonds	413,060,517	381,312,587
Accounts payable	3,715,236	2,226,712
Interest payable	13,521,174	16,160,599
Other accrued expenses	2,792,521	1,676,761
Deferred taxes, net	-	2,097,371
TOTAL LIABILITIES	635,068,028	575,943,684

STOCKHOLDERS’ EQUITY

CONVERTIBLE PREFERRED STOCK
(par value $0.001; shares authorized 40,000,000; shares outstanding 2,694,725 and 2,640,521; liquidation preference of $20,210,000 and $19,804,000 as of September 30, 2017 and December 31, 2016, respectively)	19,408,980	19,701,133

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 99,080 and 59,183; liquidation preference of $99,080,000 and $59,183,000 as of September 30, 2017 and December 31, 2016, respectively)	96,106,633	59,025,164

SERIES 2 REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 150,000; shares outstanding 48,316 and 0; liquidation preference of $48,316,000 and $0 as of September 30, 2017 and December 31, 2016, respectively)	44,721,747	-

COMMON STOCK
(par value $0.001: shares authorized 210,000,000; shares issued and outstanding 5,813,555 and 5,980,190 as of September 30, 2017 and December 31, 2016, respectively)	5,814	5,980
Additional paid-in capital	-	7,383,515
Accumulated deficit	(28,619,150)	(18,817,294)
TOTAL STOCKHOLDERS’ EQUITY	131,624,024	67,298,498

TOTAL LIABILITIES & EQUITY	$766,692,052	$643,242,182

6

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
REVENUE
Gain on life insurance policies, net	$14,421,353	$13,509,755	$45,117,438	$51,606,815
MCA income	100,367	286,225	480,526	654,441
Interest and other income	175,323	124,998	855,009	341,098
TOTAL REVENUE	14,697,043	13,920,978	46,452,973	52,602,354

EXPENSES
Interest expense	13,275,407	10,942,790	38,765,647	29,856,601
Employee compensation and benefits	3,792,096	2,912,463	10,696,455	8,450,168
Legal and professional fees	1,657,090	586,830	3,934,027	3,097,312
Provision for MCA advances	28,000	-	906,000	400,000
Other expenses	2,771,196	2,863,212	8,434,617	7,208,057
TOTAL EXPENSES	21,523,789	17,305,295	62,736,746	49,012,138

INCOME (LOSS) BEFORE INCOME TAXES	(6,826,746)	(3,384,317)	(16,283,773)	3,590,216
INCOME TAX EXPENSE (BENEFIT)	(2,764,243)	(1,428,130)	(6,481,917)	1,478,617

NET INCOME (LOSS)	(4,062,503)	(1,956,187)	(9,801,856)	2,111,599

Preferred stock dividends	3,548,165	1,041,178	7,447,022	2,153,333
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(7,610,668)	$(2,997,365)	$(17,248,878)	$(41,734)
NET INCOME (LOSS) PER SHARE
Basic	$(1.31)	$(0.50)	$(2.96)	$(0.01)
Diluted	$(1.31)	$(0.50)	$(2.96)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	5,797,800	5,978,322	5,829,808	5,962,938
Diluted	5,797,800	5,978,322	5,829,808	5,962,938

7

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures for evaluating financial results, planning and forecasting, and maintaining compliance with covenants contained in borrowing agreements. The application of current GAAP fair value standards, especially during a period of significant growth of our portfolio and our Company may result in current period GAAP financial results that may be not be reflective of our long term earnings potential or overall financial condition. Management believes that the Company’s non-GAAP financial measures provide investors an alternative to evaluate our potential long-term earnings performance without regard to the volatility in GAAP financial results that can and does occur during this phase of our portfolio and company growth.

We disclose these non-GAAP financial measures to investors to provide an alternative method for assessing our financial condition and operating results. These non-GAAP financial measures are not in accordance with GAAP and may be different from non-GAAP measures used by other companies, including other companies within our industry. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for comparable amounts prepared in accordance with GAAP. A reconciliation of GAAP to the non-GAAP financial measures described above can be found below.

Adjusted Non-GAAP Net Income. Our DZ Bank/Autobahn senior revolving credit facility (which was terminated on September 12, 2017) required us to maintain a positive net income calculated on an adjusted non-GAAP basis. We calculate our adjusted non-GAAP net income by recognizing the actuarial gain accruing within our life insurance policies at the expected internal rate of return, exclusive of future interest costs, without regard to fair value. We net this actuarial gain against our adjusted costs during the same period to calculate our net income on a non-GAAP basis.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
GAAP net income (loss) attributable to common shareholders	$(7,611,000)	$(2,997,000)	$(17,249,000)	$(42,000)
Unrealized fair value gain [7]	(20,182,000)	(21,073,000)	(49,301,000)	(53,846,000)
Adjusted cost basis increase [8]	24,207,000	19,948,000	68,667,000	51,689,000
Accrual of unrealized actuarial gain [9]	9,032,000	11,769,000	21,448,000	29,339,000
Total adjusted non-GAAP net income attributable to common shareholders	$5,446,000	$7,647,000	$23,565,000	$27,140,000

(7)	Reversal of GAAP unrealized fair value gain of life insurance policies
(8)	Adjusted cost basis is increased to include those acquisition, financing and servicing expenses that are not capitalized under GAAP (non-GAAP investment cost basis)
(9)	Accrual of actuarial gain at the expected internal rate of return, exclusive of future interest costs, based on the non-GAAP investment cost basis for the applicable period

8